Exhibit 10.12

RECORDED AT THE REQUEST OF

CHICAGO TITLE CO.

RECORDING REQUESTED BY

Northwestern Mutual Life

When Recorded Mail to:

The Northwestern Mutual Life

Insurance Company

Cherie Esmeier - Room N16WC

720 E. Wisconsin Avenue

Milwaukee, WI 53202

Loan No. C-337084

DOC# 2004-1026738 OCT 29, 2004 1:03 PM OFFICIAL RECORDS SAN DIEGO COUNTY RECORDER’S OFFICE GREGORY J. SMITH. COUNTY RECORDER FEES: 94.00 WAYS: 3 PAGES: 24 DA: 1 2004-1026738

43030842-416

DEED OF TRUST and SECURITY AGREEMENT

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California

Loan No. C-337084

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.

720 East Wisconsin Avenue - Rm N16WC

Milwaukee, WI 53202

Attn: Cherie Esmeier

SPACE ABOVE THIS LINE FOR RECORDER’S USE

DEED OF TRUST and SECURITY AGREEMENT

THIS DEED OF TRUST and SECURITY AGREEMENT is made as of the 25th day of October, 2004 between CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, whose mailing address is 865 South Figueroa Street, Suite 3500, Los Angeles, CA 90017, herein (said Grantor/Trustor, whether one or more in number) called “Grantor”, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called “Trustee”, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called “Beneficiary”:

WITNESSETH, That Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession, the following property (herein referred to as the “Property”):

A.	The land in San Diego County, State of California, described in Exhibit “A” attached hereto and incorporated herein (the “Land”);

B.	All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

C.	All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of

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every description belonging to Grantor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, and all furniture and easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

D.	Grantor’s interest in all articles of personal property of every kind and nature whatsoever, including, but not limited to all carpeting, easily removable equipment and fixtures now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Grantor.

Grantor agrees not to sell, transfer, assign or remove anything described in B, C and D above now or hereafter located on the Land without prior written consent from Beneficiary unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value.

Without limiting the foregoing grants, Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor’s present and hereafter acquired right, title and interest in and to the Property and any and all

E.	cash, and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Beneficiary or a third party, or otherwise deposited with, or in the possession of, Beneficiary pursuant to the Loan Documents; and

F.	surveys, soils reports, environmental reports, guaranties, warranties, architect’s contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property; and

G.	accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles,

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letter-of-credit rights, investment property and all other personal property of Grantor, in each case, to the extent associated with or arising from the ownership, development, operation, use or disposition of any portion of the property; and

H.	present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the “Personal Property”.

If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Grantor authorizes Beneficiary to file a financing statement describing such Property and, at Beneficiary’s request, agrees to join with Beneficiary in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Beneficiary’s determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:

(a) Payment to the order of Beneficiary of the indebtedness evidenced by a promissory note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Grantor for the principal sum of THIRTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS, with final maturity no later than November 1, 2011 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the “Note”), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

(b) Payment of all sums that may become due Beneficiary under the provisions of, and the performance of each agreement of Grantor contained in, the Loan Documents; and

(c) Payment of such additional sums, with interest thereon, as may hereafter be loaned by Beneficiary to Grantor when evidenced by a promissory note or notes of Grantors, such additional note or notes to be identified by recital that it or they are secured by this deed of trust, and such note or notes shall be included in the word “Note” wherever it appears in the context of this deed of trust, and the indebtedness evidenced by such additional note or notes shall have the same priority as the indebtedness secured hereby.

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“Loan Documents” means this instrument, the Note, that certain Loan Application dated August 27, 2004 from Grantor to Beneficiary and that certain acceptance letter issued by Beneficiary dated October 20, 2004 (together, the “Commitment”), that certain Absolute Assignment of Leases and Rents of even date herewith between Grantor and Beneficiary (the “Absolute Assignment”), that certain Certification of Borrower of even date herewith, that certain Limited Partnership Supplement dated contemporaneously herewith, any other supplements and authorizations required by Beneficiary and any other agreement entered into or document executed by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by Grantor to Beneficiary (the “Environmental Indemnity Agreement”), as any of the foregoing may be amended from time to time.

Fixture Filing. This Deed of Trust constitutes a financing statement, filed as a fixture filing in the real estate records of the County of the State in which the real estate described in Exhibit A is located, with respect to any and all fixtures included within the term “Property” and “fixtures” under this Deed of Trust and to any goods or other personal property that are now or hereafter become a part of the Property as fixtures.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR COVENANTS AND AGREES:

Payment of Debt. Grantor agrees to pay the indebtedness hereby secured (the “Indebtedness”) promptly and in full compliance with the terms of the Loan Documents.

Ownership. Grantor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Beneficiary. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

Maintenance of Property and Compliance with Laws. Grantor agrees to keep or to cause the tenants under the applicable leases to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Beneficiary to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Beneficiary determines to be necessary in order to monitor Grantor’s compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

Tenants Using Chlorinated Solvents. Grantor agrees not to lease any of the Property, without the prior written consent of Beneficiary, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses.

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Business Restriction Representation and Warranty. Grantor represents and warrants that Grantor, all persons and entities owning (directly or indirectly) an ownership interest in Grantor, all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Beneficiary in connection with the Indebtedness: (i) are not, and shall not become, a person or entity with whom Beneficiary is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

Insurance. Grantor agrees to keep the Property insured for the protection of Beneficiary and Beneficiary’s wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Beneficiary may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Beneficiary, or at Beneficiary’s option, to keep certificates of insurance (Acord 28 or 27 for all property insurance and Acord 25 for all liability insurance) evidencing all insurance coverages required hereunder on deposit with Beneficiary, which certificates shall provide at least thirty (30) days notice of cancellation to Beneficiary and shall list Beneficiary as the certificate holder; that insurance loss proceeds from all property insurance policies, whether or not required by Beneficiary (less expenses of collection) shall, at Beneficiary’s option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Beneficiary elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due thereon.

Notwithstanding the foregoing provision, Beneficiary agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last year of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)	There is no existing Event of Default at the time of casualty.

(b)	The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Property by Grantor or any tenant of the Property.

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(c)	Beneficiary shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Grantor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the Indebtedness, whether or not due, or be released to Grantor.

(d)	If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the casualty.

(e)	Beneficiary shall release casualty insurance proceeds as restoration of the Property progresses provided that Beneficiary is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) under the Loan Documents and no Non-Monetary Default with respect to which Beneficiary shall have given Grantor notice pursuant to the Notice of Default provision herein. If a Monetary Default shall occur or Beneficiary shall give Grantor notice of a Non-Monetary Default, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the Notice of Default provision contained herein. If the estimated cost of restoration exceeds $500,000.00, (i) the drawings and specifications for the restoration shall be approved by Beneficiary in writing prior to commencement of the restoration, and (ii) if the estimated cost of restoration is at least $500,000.00, but less than $1,000,000.00, Beneficiary shall receive an administrative fee of $5,000.00, and if the estimated cost of restoration exceeds $1,000,000.00, Beneficiary shall receive an administration fee equal to 1% of the cost of restoration.

(f)	Prior to each release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary’s title insurance policy insuring Beneficiary’s lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Beneficiary.

(g)	Grantor shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections reasonably deemed necessary by Beneficiary.

(h)	All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

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(i)	Beneficiary shall be satisfied that Projected Debt Service Coverage of at least 1.20 will be produced from the leasing of not more than 83,592 square feet of space to former tenants or approved new tenants with leases satisfactory to Beneficiary for terms of at least 7 years to commence not later than thirty (30) days following completion of such restoration (“Approved Leases”).

(j)	All leases in effect at the time of the casualty with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Beneficiary shall remain in full force and Beneficiary shall be satisfied that restoration can be completed within a time frame such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

(k)	Without limiting the Earthquake provisions contained herein, if the casualty has resulted in whole or part from an earthquake: (a) Grantor shall have supplied Beneficiary with a “Seismic Risk Estimate” (in accordance with the Earthquake provisions herein) which show that the Property will meet “Minimum Seismic Criteria” (as defined in the Earthquake provisions herein) upon completion of repair and retrofit work which can be completed within one year of the earthquake, (b) prior to commencement of the restoration, Grantor shall have committed in writing to Beneficiary that Grantor will do such repair and retrofit work as shall be necessary to cause the Property to in fact meet Minimum Seismic Criteria following completion of restoration, and (c) Beneficiary must at all times during the restoration be reasonably satisfied that the Property will meet Minimum Seismic Criteria following completion of the restoration, Grantor hereby agreeing to supply Beneficiary with such evidence thereof as Beneficiary shall request from time to time.

“Projected Debt Service Coverage” means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, “debt service” means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property and (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 25 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

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“Projected Operating Income Available for Debt Service” means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A)	The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)	the following:

(i)	a replacement reserve for future tenant improvements, leasing commissions and structural items based on not less than $1.62 per square foot per annum;

(ii)	the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 90% of the gross leasable area in the Property;

(iii)	the amount, if any, by which the actual management fee is less than 1% of gross revenue during such fiscal period;

(iv)	the amount, if any, by which the actual real estate taxes are less than $2.10 per square foot per annum; and

(v)	the amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $ 1.50 per square foot per annum.

All projections referenced above shall be calculated in a manner satisfactory to Beneficiary.

Condemnation. Grantor hereby assigns to Beneficiary (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, “Condemnation Proceeds”) in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a “Taking”); if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last year of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in the section entitled “Insurance” and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Beneficiary’s option, be applied on the Indebtedness, whether due or not, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents.

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Taxes and Special Assessments. Grantor agrees to pay or to cause the tenants under the leases of the Property to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Trustee or Beneficiary in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Beneficiary within 30 days after Beneficiary shall have given a written request to Grantor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary.

Personal Property. With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

(a) Except for the security interest granted hereby, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Grantor shall notify Beneficiary of, and shall indemnify and defend Beneficiary and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

(b) Except as otherwise provided above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Beneficiary.

(c) Grantor is a limited partnership organized under the laws of the State of Delaware. Until the Indebtedness is paid in full, Grantor (i) shall not change its legal name without providing Beneficiary with thirty (30) days prior written notice; (ii) shall not change its state of organization; and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

(d) At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Beneficiary, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary or desirable. Grantor shall also, at Grantor’s expense, take any and all other action requested by Beneficiary to perfect Beneficiary’s security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Grantor’s best efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Beneficiary’s security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

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Other Liens. Grantor agrees to keep the Property and any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the ownership interests in Grantor, shall constitute a default under the terms of this instrument; except that upon written notice to Beneficiary, Grantor may, after the Loan Closing Date (as defined in the Commitment), proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Beneficiary.

Indemnification, Duty to Defend and Costs, Fees and Expenses. In addition to any other indemnities contained in the Loan Documents, Grantor shall indemnify, defend and hold Beneficiary harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including, but not limited to, costs of title evidence and endorsements to Beneficiary’s title insurance policy with respect to the Property and reasonable attorney fees and other costs of defense) which may be imposed upon, incurred by or asserted against Beneficiary, whether or not any legal proceeding is commenced with regard thereto, in connection with: (i) the enforcement of any of Beneficiary’s or Trustee’s rights or powers under the Loan Documents; (ii) the protection of Beneficiary’s interest in the Property; or (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on any sidewalk, curb, parking area, space or street located adjacent thereto. If any claim or demand is made or asserted against Beneficiary by reason of any event as to which Grantor is obligated to indemnify or defend Beneficiary, then, upon demand by Beneficiary, Grantor, at Grantor’s sole cost and expense, shall defend such claim, action or proceeding in Beneficiary’s name, if necessary, by such attorneys as Beneficiary shall approve. Notwithstanding the foregoing, Beneficiary may, in Beneficiary’s sole discretion, engage its own attorneys to defend it or assist in its defense and Grantor shall pay the reasonable fees and disbursements of such attorneys.

Failure of Grantor to Act. If Grantor fails to make any payment or do any act as herein provided, Beneficiary or Trustee may, without obligation to do so, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being, authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Beneficiary appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Grantor to Beneficiary hereunder shall be payable by Grantor immediately upon demand

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with interest from date of expenditure or demand, as the case may be, at the Default Rate (as defined in the Note). All sums so expended or demanded by Beneficiary and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an “Event of Default”.

Notice of Default. A default in any payment required in the Note or any other Loan Document, whether or not payable to Beneficiary, (a “Monetary Default”) shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Monetary Default to Grantor and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Beneficiary) within five (5) business days after the date on which Beneficiary shall have given such notice to Grantor.

Any other default under the Note or under any other Loan Document (a “Non-Monetary Default”) shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Non-Monetary Default to Grantor and Grantor shall not have cured such Non-Monetary Default within thirty (30) days after the date on which Beneficiary shall have given such notice of default to Grantor (or, if the Non-Monetary Default is not curable within such 30-day period, Grantor shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Beneficiary).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

Substitution of Trustee. Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, without notice to, or the resignation or withdrawal by, the existing Trustee and without recordation of such written appointment unless notice or recordation is required by the laws of the jurisdiction in which the Property is located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Beneficiary (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that

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time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and whether or not the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Beneficiary, become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, to the extent permitted by applicable law, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor therein, by advertisement or in any manner provided by applicable law, (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by applicable law; and Trustee, to the extent permitted by applicable law, shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorneys’ fees as herein provided, pay to Beneficiary or the legal holder of the Indebtedness the amount thereof, including all sums advanced or expended by Beneficiary or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor, the heirs, successors and assigns of Grantor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Grantor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Prohibition on Transfer. The ownership and management of the Property is a material consideration to Beneficiary in making the loan secured by this instrument, and Grantor

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shall not, except as otherwise permitted herein, (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property (“Contract to Convey”) or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Grantor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Grantor shall constitute a default under the terms of this instrument.

For purposes of this instrument, a “Change in the Proportionate Ownership” means in the case of a corporation, a change in, or the existence of a lien on, the ownership of the voting stock of such corporation; in the case of a trust, a change in, or the existence of a lien on, the beneficial ownership of such trust; in the case of a limited liability company, a change in the ownership of, or the existence of a lien on, the limited liability company interests of such limited liability company; in the case of a partnership, a change in the ownership of, or the existence of a lien on, the partnership interests of such partnership. Notwithstanding the foregoing, a “Change in the Proportionate Ownership” shall exclude any transfer of limited partnership interests in Grantor or ownership interests in the CB Richard Ellis Realty Trust if and only if at all times before, during and after any such transfer: (i) CB Richard Ellis Realty Trust remains the sole general partner holding at least a 51% general partnership interest in Grantor; (ii) CB Richard Ellis Realty Trust maintains control of the Grantor; and (iii) prior to any transfer (other than a transfer of publicly traded stock in CB Richard Ellis Realty Trust or the Grantor), directly or indirectly, Beneficiary shall have received an “OFAC” representations (similar to the one set forth in the provision herein entitled “Business Restriction Representation and Warranty”) regarding such entity or related entities from: (y) the Grantor regarding entities involved in a transfer of ownership interests in the Grantor, and/or (z) from CB Richard Ellis Realty Trust regarding entities involved in a transfer of ownership interests in CB Richard Ellis Realty Trust.

Financial Statements. Grantor agrees to furnish to Beneficiary.

(A) the following financial statements for the Property within 120 days after the close of each fiscal year of the Grantor (the “Property Financial Statements Due Date”):

(i)	an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, leasing commissions, tenant improvements, capital maintenance, common area renovation, and expansion; and if the audited statement is not detailed, an unaudited statement with sufficient detail will also be required;

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(ii)	a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items; and

(iii)	an operating budget for the current fiscal year; and

(B) the following financial statements that Beneficiary may, in Beneficiary’s sole discretion, require from time to time within 30 days after receipt of a written request from Beneficiary (the “Requested Financial Statements Due Date”)

(i)	an unaudited balance sheet for the Property as of the last day of Grantor’s most recently closed fiscal year;

(ii)	an audited balance sheet for Grantor as of the last day of Grantor’s most recently closed fiscal year;

(iii)	an audited balance sheet for CB Richard Ellis Realty Trust as of the last day of its most recently closed fiscal year;

(iv)	an unaudited statement of cash flows for the Property as of the last day of Grantor’s most recently closed fiscal year; and

(v)	an audited statement of cash flows for the Grantor as of the last day of Grantor’s most recently closed fiscal year; and

(C) to the degree available to Grantor, the following financial statements for REMEC, Inc. that Beneficiary may, in Beneficiary’s sole discretion, require from time to time within 30 days after receipt of a written request from Beneficiary (the “Tenant Financial Statements Due Date”):

(i)	an audited balance sheet as of the last day of REMEC, Inc.’s most recently closed fiscal year; and

(ii)	an audited statement of cash flows as of the last day of REMEC, Inc.’s most recently closed fiscal year.

Furthermore, Grantor shall furnish to Beneficiary within 30 days after receipt of a written request from Beneficiary such reasonable financial and management information in the possession of, or accessible to, Grantor which Beneficiary determines to be useful in Beneficiary’s monitoring of the value and condition of the Property or Grantor.

The Property Financial Statements Due Date, the Requested Financial Statements Due Date, and the Tenant Financial Statements Due Date are each sometimes hereinafter referred to as a “Financial Statements Due Date”.

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Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 60th day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii), (B(i) through (B)(vi), (C)(i) and (C)(ii) above, shall each be prepared in accordance with generally accepted accounting principles by a certified public accountant satisfactory to Grantor. All unaudited statements shall contain a certification by the general partner of Grantor stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Grantor. The expense of preparing all of the financial statements required in (C) above, shall be borne by Grantor or REMEC, Inc.

Grantor acknowledges that Beneficiary requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

In addition to all other remedies available to Beneficiary hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Beneficiary as required in this section entitled “Financial Statements” and in the section entitled “Taxes and Special Assessments”, within 30 days after Beneficiary shall have given written notice to Grantor that it has not been received as required.

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the “Increased Rate”); and

(y) Beneficiary may elect to obtain an independent appraisal and audit of the Property at Grantor’s expense, and Grantor agrees that it will, upon request, promptly make Grantor’s books and records regarding the Property available to Beneficiary and the person(s) performing the appraisal and audit (which obligation Grantor agrees can be specifically enforced by Beneficiary).

Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Beneficiary) shall be furnished to Beneficiary as required. Commencing on the date on which the financial statements, additional information and proof of payment of property taxes and assessments are received by Beneficiary, interest on the unpaid principal balance shall again accrue at the Interest Rate.

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Notwithstanding the foregoing, Beneficiary shall have the right to conduct an independent audit at its own expense at any time.

Partial Releases. Provided there exists no Event of Default and upon written request from each obligor of the Note, portions of the Property shall be released from the lien of this instrument subject to the following:

1)	Payment to Beneficiary of a $ 15,000.00 service fee for each release.

2)	Each release shall consist of exactly one building as described in Exhibit “B” attached hereto.

3)	Payment to Beneficiary toward the unpaid principal balance of the Note of an amount equal to 110% of the loan amount allocated to the released portion of the Property (as set forth in Exhibit “B”) plus a prepayment privilege fee on such principal prepaid calculated in the manner set forth in the Note.

4)	Grantor furnishing Beneficiary, at Grantor’s sole cost, a boundary survey acceptable to Beneficiary delineating the acreage to be released. The location, sequence and timing of the acreage to be released shall be subject to Beneficiary’s approval.

5)	Beneficiary shall be satisfied that the remaining portions of the Property shall not be deprived of public access to roads or to the use of any utilities, water, sanitary and storm sewers.

6)	Beneficiary shall be satisfied that the remaining portions of the Property shall be adequate to meet zoning requirements for its proposed use and shall have a remaining parking ratio of not less than 3 spaces per 1,000 square feet.

7)	Grantor furnishing Beneficiary, at Grantor’s sole cost, a partial release title endorsement in a form satisfactory to Beneficiary, insuring that the remaining portion of the Property constitutes a legal parcel.

8)	Satisfactory evidence shall be provided concerning compliance with the Subdivision Map Act, including a title insurance endorsement insuring that remaining portions of the Property constitute legal parcels.

9)

Borrower shall have entered into an agreement with the owners and/or tenants of all parcels constituting the Property for reciprocal parking easements, cross casements for ingress and egress and maintenance of common areas. The form and substance thereof shall be satisfactory to Beneficiary, and Grantor shall grant Beneficiary a lien on Grantor’s interest in such agreement. Beneficiary’s title insurance policy shall be updated to contain an

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endorsement satisfactory to Beneficiary insuring that the reciprocal easement and operating agreement is an insured parcel prior to any mortgage or other encumbrance securing a monetary obligation, on each parcel of land which is subject to said agreement.

Subdivision. Provided there exists no Event of Default and upon written request from each obligor of the Note, Beneficiary shall consent to subdivision of Pared 47 (as set forth in Exhibit “B”) into two parcels, subject to the following:

(A)	Payment to Beneficiary of a $10,000 service fee.

(B)	Grantor furnishing to Beneficiary, at Grantor’s sole cost, a boundary survey acceptable to Beneficiary delineating the two parcels. The location, sequence and timing of the subdivision shall be subject to Beneficiary’s approval.

(C)	Beneficiary shall be satisfied that the no portion of the Property shall be deprived of public access to roads or to use of any utilities, water, sanitary and storm sewers.

(D)	Beneficiary shall be satisfied that each and every portion of the Property shall be adequate to meet zoning requirements for its proposed use and shall have a remaining parking ratio of not less than 3 spaces per 1,000 square feet.

(E)	Grantor furnishing to Beneficiary, at Grantor’s sole cost, a Subdivision Map Act endorsement, in a form satisfactory to Beneficiary, insuring that each and every portion of the Property constitutes a legal parcel.

(F)	Satisfactory evidence shall be provided concerning compliance with the subdivision map act, including a title insurance endorsement insuring that each and every portion of the Property constitutes a legal parcel.

Property Management. The Grantor shall utilize a professional property management company satisfactory to Beneficiary during the term of the Note.

Earthquake. If the Property is damaged by an earthquake during the term of the Indebtedness:

(A) Beneficiary may require a new seismic analysis to be performed at Grantor’s expense, and

(B) Grantor shall perform repair and retrofit work, satisfactory to Beneficiary, which results in (i) the complete repair of the Property and (ii) a subsequent

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seismic analysis verifying that the Property meets “Minimum Seismic Criteria” (as defined below). Such work shall be commenced and completed as soon as possible and in any event within one year of the earthquake.

Without limiting the Grantor’s obligation to cause the Property to satisfy Minimum Seismic Criteria, during any period of time in which the Property does not satisfy Minimum Seismic Criteria, Grantor shall provide Beneficiary with evidence of, and maintain, “Earthquake Insurance” (as defined below). Earthquake Insurance shall be provided on a replacement cost, agreed amount basis, with no co-insurance provision, and shall include loss of rents insurance equal to 12 months rent or business income insurance for 100% of the annual gross earnings from business derived from the Property.

“Earthquake Insurance” means a policy satisfactory to Beneficiary with a deductible of no greater than 5% of the “Replacement Cost” (as defined below) and in an amount calculated as follows: (i) the Loan Amount plus (ii) the Specified Loss minus (iii) 90% of the market value of the Property as determined by Beneficiary in its sole discretion.

“Loan Amount” shall mean the total principal amount advanced under the Note.

“Minimum Seismic Criteria” means that both (i) the Specified Loss Percentage for the Property is less than or equal to 25%, and (ii) the Loan Amount plus Specified Loss is less than or equal to 90% of the market value of the Property as determined by Beneficiary in its sole discretion.

“Replacement Cost” means the estimated total cost, determined by Beneficiary in its sole discretion, to construct all of the improvements as if the Property were completely unimproved (not including the cost of site work, utilities and foundation).

“Specified Loss” means the Specified Loss Percentage multiplied by the Replacement Cost.

“Specified Loss Percentage” means an estimate produced by Beneficiary’s selected software of the earthquake damage to the Property, expressed as a percentage of Replacement Cost.

Deposits by Grantor. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Beneficiary shall thence forth have the option to require Grantor to deposit funds with Beneficiary or in an account satisfactory to Beneficiary, in monthly or other periodic installments in amounts estimated by Beneficiary from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Beneficiary, or in such other account, shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, immediately

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deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such real estate taxes and special assessments and, at the option of Beneficiary after default, the Indebtedness.

Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Grantor by certified mail or reputable courier service shall be addressed to Grantor at 865 South Figueroa Street, Suite 3500, Los Angeles, CA 90017 with a copy to Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, CA 94105-2669, Attention: Chris Chavez, Esq. or such other address in the United States of America as Grantor shall designate in a notice to Beneficiary given in the manner described herein. Any notice sent to Beneficiary by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Beneficiary shall designate in a notice given in the manner described herein. Any notice given to Beneficiary shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

Modification of Terms. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Beneficiary may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

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Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term “Beneficiary” shall include the owner and holder of the Note.

Legal Enforceability. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Grantor shall be limited as provided in the Note.

Miscellaneous. Time is of the essence in each of the Loan Documents. The remedies of Beneficiary as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Beneficiary of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Grantor and Beneficiary. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Waiver of Jury Trial. Grantor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Beneficiary is a party.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

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Request for Notice. Pursuant to California Government Code Section 27321.5(b), Grantor hereby requests that a copy of any notice of default and a copy of any notice of sale given pursuant to this instrument be mailed to Grantor at the address set forth herein.

IN WITNESS WHEREOF, this instrument has been executed by the Grantor as of the day and year first above written,

CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	CB Richard Ellis Realty Trust, a Maryland real estate investment trust, its general partner

By:
	Name:	Jack A. Cuneo
	Its:	President

STATE OF NEW JERSEY COUNTY OF MERCER	) )ss. )	GAITREE D. DONNELLAN NOTARY PUBLIC OF NEW JERSEY Commission Expires 4/16/2009

On October 26, 2004, before me, Jack A. Cuneo, personally appeared Jack A. Cuneo, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature
Gaitree D. Donnellan
Name (typed or printed)

This instrument was prepared by Thomas F. Scheer, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

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